As filed with the Securities and Exchange Commission on November 25, 2025

Registration No. 333-290712

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO.1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NovaBay Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0454536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150

Emeryville, CA 94608

(510) 899-8838

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Kazley

Chief Executive Officer

2000 Powell Street, Suite 1150

Emeryville, CA 94608

(510) 899-8838

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rachel D. Phillips

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

(212) 841-8857

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-290712) (the “Registration Statement”) of NovaBay Pharmaceuticals, Inc. (the “Company”) is being filed to (i) update information regarding the Company’s management, board of directors and counsel; (ii) update the number of outstanding shares and disclose the Company’s outstanding share amounts as of the most recent practicable date; (iii) account for the completion of a transaction that was contemplated and disclosed in the initial filing of the Registration Statement; (iv) include information about the company’s strategic direction; (v) amend the “Information Incorporated by Reference” section to specifically incorporate by reference the Company’s Form 10-Q for the quarterly period ended September 30, 2025 and Forms 8-K, filed with the Securities and Exchange Commission since the initial filing of the Registration Statement; (vi) file new or updated exhibits, including a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc. (Exhibit 3.4), the Certificate of Designation of Preferences, Rights and Limitations of the Series E Non-Voting Convertible Preferred Stock of NovaBay Pharmaceuticals, Inc. (Exhibit 3.8), and the consent of WithumSmith+Brown, PC (Exhibit 23.1); and (vii) make related conforming changes to the Registration Statement and the prospectus. No other changes have been made to the Registration Statement.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2025

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell up to $200,000,000 of any combination of our common stock, preferred stock, debt securities, warrants or units described in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon the conversion of debt securities, common stock upon the conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE American under the trading symbol “NBY.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE American or other securities exchange of the securities covered by the applicable prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable. As of November 24, 2025, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $5.9 million, based on 126,010,749 shares of outstanding common stock, of which approximately 6,007,881 shares are held by non-affiliates, and a per share price of $0.99 based on the closing sale price of our common stock on November 20, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a primary public offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in the twelve-month period prior to the date of the sale of any such securities, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” on page 4. We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $200,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus does not contain all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

Unless the context indicates otherwise in this prospectus, the terms “NovaBay,” the “Company,” the “Registrant,” “we,” “our” or “us” in this prospectus refer to NovaBay Pharmaceuticals, Inc.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Each of the risk factors could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities.

Overview

NovaBay Pharmaceuticals (the “Registrant”) is currently transitioning from a former focus on eyecare and wound care products toward a structural repositioning following the sale of all operational product lines. On January 8, 2025, we completed the divestiture of our wound care trademarks (NeutroPhase® and PhaseOne®), and on January 17, 2025, we completed the sale of our eyecare business assets, including Avenova® brand.

For the fiscal year ended December 31, 2024, our revenue from continuing operations was approximately $9.7 million, primarily attributable to sales of eyecare products before disposition, and we recorded a decrease in wound care product revenue compared to 2023.

Following these strategic divestitures, NovaBay is repositioning its business model and evaluating new opportunities and potential strategic transactions. As part of its broader capital allocation review, the Company has begun evaluating opportunities within emerging financial infrastructure and network-based markets. These opportunities may include select blockchain-based assets that the Registrant believes could enhance capital efficiency and long-term stockholder value.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our most recent Annual Report on Form 10-K, as amended, and Quarterly Report on Form 10-Q, as described under the caption “Incorporation of Certain Information by Reference.”

Registrant Information

Our corporate address is 2000 Powell Street, Suite 1150, Emeryville, California 94608, and our telephone number is (510) 899-8838. Our website address is www.novabay.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants to purchase any of such securities and/or units, either individually or in combination, up to a total dollar amount of $200,000,000, from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity date, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exercise, exchange or sinking fund terms, if any;

●

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as amended, and in our most recent Quarterly Report on Form 10-Q and other filings made pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, as well as any amendments thereto reflected in any such subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information.”

The risks described in these documents are not the only ones we face, but those that we consider to be material based on the information currently known to us. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss in greater detail many of these risks under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent Annual Report on Form 10-K, as amended, and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments, unless required by law to do so. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including sales and marketing expenses, research and development expenses and general and administrative expenses.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and bylaws which have been publicly filed with the SEC, including our Current Reports on Form 8-K as filed with the SEC on August 19, 2025 and October 20, 2025. See “Where You Can Find More Information” and “Incorporation by Reference.”

Authorized and Outstanding Securities

Our authorized capital stock consists of 1,500,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share, of which of which the Company has designated 15,000 shares as Series B Non-Voting Convertible Preferred Stock, 3,250 shares as Series C Non-Voting Convertible Preferred Stock, 481,250 shares as Series D Non-Voting Convertible Preferred Stock, 268,750 shares as Series E non-Voting Convertible Preferred Stock, and 1,988,283 shares of Series F Voting Retractable Preferred Stock.

As of November 24, 2025, there were 126,010,749 shares of common stock outstanding and 1,346,764 shares of preferred stock outstanding, consisting of 131 shares of Series B Non-Voting Convertible Preferred Stock, no shares of Series C Non-Voting Convertible Preferred Stock, no shares of Series D Non-Voting Convertible Preferred Stock, no shares of Series E Non-Voting Convertible Preferred Stock, and 1,346,633 shares of Series F Voting Retractable Preferred Stock.

Common Stock

Dividend rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors (the “Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine.

Voting rights. Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for the right of stockholders to cumulate votes for the election of directors. Our amended and restated certificate of incorporation establishes a classified Board, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights. Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.

Right to receive liquidation distributions. Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to holders of our common stock are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of our preferred stock.

The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Preferred Stock

Our Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our Board can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with financings, possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, discouraging or preventing a change in control of our company, may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock, and may reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if applicable;

●	the provisions for a sinking fund, if applicable;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●

any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Series B Preferred Stock

Designation

The Company has designated up to 15,000 shares of its preferred stock as Series B Non-Voting Convertible Preferred Stock, par value $0.01 per share. Each share has a stated value of $1,000, which may be increased as provided in Section 3 of the Certificate of Designation.

Ranking

The Series B Preferred Stock ranks pari passu with the common stock with respect to dividends and liquidation rights.

Voting Rights

Series B Preferred Stock does not have preemptive rights and has no voting rights except as required by the Delaware General Corporation Law and in certain limited matters affecting its rights.

Conversion Rights

Each share of Series B Preferred Stock is convertible, at the option of the holder at any time, into a number of shares of common stock determined by dividing the stated value by the applicable conversion price, subject to the beneficial ownership and other limitations in the Certificate of Designation. The conversion price was initially $0.40 per share of common stock (subject to adjustment).

Dividends

Holders of Series B Preferred Stock are entitled to receive dividends on an “if-converted” basis when, as and if dividends are declared on the common stock.

Liquidation Preference

Upon a liquidation, dissolution or winding-up of the Company, holders of Series B Preferred Stock are entitled to receive the same consideration they would have received if the shares had been converted into common stock immediately prior to such event.

Transfer Restrictions

The Series B Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws.

Series C Preferred Stock

Designation

The Company has designated up to 3,250 shares of its preferred stock as Series C Non-Voting Convertible Preferred Stock, par value $0.01 per share, with a stated value per share of $1,000.

Ranking

The Series C Preferred Stock ranks pari passu with the Company’s common stock in respect of dividends and liquidation rights, except as otherwise provided in the Certificate of Designation.

Voting Rights

The holders of the Series C Preferred Stock do not have voting rights.

Conversion Rights

Each share of Series C Preferred Stock is convertible, at the option of the holder, into a number of shares of common stock determined by dividing the stated value by the conversion price. Conversions are subject to beneficial ownership limitations as detailed in the Certificate of Designation.

Dividends

Holders of Series C Preferred Stock are entitled to receive dividends on an “if-converted” basis: when, as and if dividends are declared on common stock, Series C holders participate on the same basis. No additional dividends are payable.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series C Preferred Stock are entitled to receive out of the assets of the Company the same amount that a holder of common stock would receive if the Series C Preferred Stock were fully converted (disregarding any conversion limitations) into common stock, with such amounts paid pari passu with the holders of common stock. The Company is required to mail written notice of any such liquidation at least 45 days prior to the payment date stated therein to each holder of Series C Preferred Stock.

Transfer Restrictions

The Series C Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws.

Series D and Series E Preferred Stock

Designation

The Company has designated 481,250 shares of its preferred stock as Series D Non-Voting Convertible Preferred Stock, par value $0.01 per share, pursuant to a Certificate of Designation filed with the Delaware Secretary of State on August 19, 2025. Company has designated 268,750 shares of its preferred stock as Series E Non-Voting Convertible Preferred Stock, par value $0.01 per share, pursuant to a Certificate of Designation filed with the Delaware Secretary of State on October 16, 2025. The powers, preferences, rights, qualifications, limitations and restrictions of the Series D Preferred Stock and Series E Preferred Stock are substantially similar, except as specifically noted below.

Ranking

The Series D Preferred Stock and Series E Preferred Stock each rank pari passu with the Company’s common stock with respect to dividends and liquidation rights, except as expressly set forth in their respective certificates of designation.

Voting Rights

The Series D Preferred Stock and Series E Preferred Stock generally have no voting rights, except as required by Delaware law or as otherwise provided in their certificates of designation. The consent of the holders of a majority of the outstanding shares of the applicable series would be required to:

(i)	alter or change adversely the powers, preferences or rights of that series,

(ii)	amend the Company’s certificate of incorporation or other charter documents in a manner that adversely affects the rights of that series,

(iii)	increase the number of authorized shares of that series, or

(iv)	enter into any agreement with respect to any of the foregoing.

Conversion Rights

Each share of Series D Preferred Stock and Series E Preferred Stock is convertible into 160 shares of common stock (or up to 77.0 million and 43.0 million shares, respectively, in the aggregate), subject to the beneficial-ownership and share-issuance limitations set forth in the applicable certificate of designation and to receipt of stockholder approval of the conversion proposal (the “Conversion Approval”). On the third business day after the Company receives the Conversion Approval, all outstanding shares of Series D Preferred Stock will automatically convert into shares of common stock. On the 30th business day after the Conversion Approval is received and the Series E Preferred Stock has been issued, all outstanding shares of Series E Preferred Stock will automatically convert into shares of common stock. The conversion rates of the Series D Preferred Stock and Series E Preferred Stock are subject to customary anti-dilution adjustments for stock dividends, stock splits, reverse stock splits and similar events, as set forth in their respective certificates of designation. All shares of Series D Preferred Stock and Series E Preferred Stock were converted into shares of common stock on October 21, 2025.

Dividends

Holders of Series D Preferred Stock and Series E Preferred Stock are entitled to receive dividends on an “if-converted” basis, in the same form and amount as dividends paid on the common stock, when, as and if dividends are declared on the common stock; provided, however, that no dividends will be paid prior to the declaration and payment of the special dividend and the Company’s receipt of the Conversion Approval.

Liquidation Preference

Upon any liquidation, dissolution or winding-up of the Company, holders of Series D Preferred Stock and Series E Preferred Stock are entitled to receive the same consideration they would have been entitled to receive had they converted such shares into common stock immediately prior to such event.

Transfer Restrictions

The Series D Preferred Stock and Series E Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws.

Series F Preferred Stock

Designation

The Company has designated 1,988,283 shares of its preferred stock as Series F Voting Retractable Preferred Stock, par value $0.01 per share.

Ranking

The Series F Preferred Stock ranks senior to the common stock with respect to voting rights but does not carry a separate liquidation preference or dividend rights senior to the common stock, except as expressly provided in the Certificate of Designation.

Voting Rights

Each share of Series F Preferred Stock is entitled to vote together with the holders of common stock, on an as-converted basis, representing in the aggregate approximately 842,832 votes, or about 12.3% of the voting power of the Company’s capital stock as of the record date for the 2025 Annual Meeting of Stockholders. Pursuant to the Series F Agreements, the holders have agreed to vote all shares of Series F Preferred Stock in favor of the proposals presented at the 2025 Annual Meeting, including the conversion approval.

Retirement Rights

Following receipt of stockholder approval at the 2025 Annual Meeting of Stockholders, each holder has the right to require that the Company retire (repurchase) all shares of Series F Preferred Stock held by such holder for cash consideration of $175,000 per holder (aggregate $525,000). The Company also has the right to retire the Series F Preferred Stock for the same amount after December 31, 2025, if such shares have not previously been retired. The Series F Preferred Stock is not convertible into common stock.

Dividends

The Series F Preferred Stock does not accrue or pay dividends, except to the extent that holders are entitled to participate on an “as-converted” basis if and when dividends are declared and paid on the common stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series F Preferred Stock are entitled to receive the same consideration they would have been entitled to receive had they converted such shares into common stock immediately prior to such event.

Transfer Restrictions

The Series F Preferred Stock may only be sold, transferred, assigned, pledged or otherwise disposed of in accordance with state and federal securities laws and as permitted by the Series F Agreements.

Outstanding Warrants

As of November 24, 2025, we had warrants outstanding to purchase an aggregate of 5,491,188 shares of common stock with a weighted-average exercise price of $1.61 per share.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Amended and restated certificate of incorporation and bylaws. Our amended and restated certificate of incorporation provides that our Board is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because holders of our common stock do not have cumulative voting rights in the election of directors, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our Board is able to elect a director to fill a vacancy created by the expansion of the Board or due to the resignation or departure of an existing board member. Our amended and restated certificate of incorporation and bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent, and that only the Board pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders. In addition, our bylaws include a requirement for the advance notice of nominations for election to the Board or for proposing matters that can be acted upon at a stockholders’ meeting. Our amended and restated certificate of incorporation provides for the ability of the Board to issue, without stockholder approval, up to 5,000,000 shares of preferred stock with terms set by the Board, which rights could be senior to those of our common stock. The existence of authorized but undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. Our amended and restated certificate of incorporation and bylaws also provide that approval of at least 66-2/3% of the shares entitled to vote at an election of directors will be required to adopt, amend or repeal our bylaws, or repeal the provisions of our amended and restated certificate of incorporation regarding the election of directors and the inability of stockholders to take action by written consent in lieu of a meeting.

The foregoing provisions make it difficult for holders of our common stock to replace our Board. In addition, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by our board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Transfer Agent and Registrar

Computershare Shareholder Services, Inc., located in Providence, Rhode Island, Providence County, is the transfer agent and registrar for our common stock in the United States and Computershare Investor Services, Inc., located in Toronto, Ontario, Canada, is the co-transfer agent and registrar for our common stock in Canada. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

Listing on the NYSE American

Our common stock is listed on the NYSE American under the symbol “NBY.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE American or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with a trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	any changes in or additions to the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, we or the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may be issued in one or more series. Warrants may be offered independently or in combination with other securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part by amendment, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

In this section, we describe the general terms and provisions of the units that we may offer. We may issue units consisting of any combination of the other types of securities offered hereunder and described in this prospectus in one or more series. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, will summarize the general features of the units that we may offer hereunder. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus. We urge you to read the applicable unit agreement and the applicable prospectus supplement and any other offering material in their entirety.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	whether the units will be issued in fully registered or global form;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising those units;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	the performance of third party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of any of these methods. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time we use this prospectus to sell our securities, we will also provide a prospectus supplement. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the specific plan of distribution and terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers or agents, if any, and the amounts of securities underwritten or purchased by each of them;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters, dealers or agents named in the prospectus supplement will be underwriters, dealers or agents of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account, and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. If so, we will name the underwriter and describe the nature of any such relationship in the prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. If we use agents, they may then resell the securities to the public at varying prices to be determined by such agents at the time of resale. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment. If we sell securities directly, then we may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer. The terms of these sales will be described in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Unless otherwise mandated by order or other action taken by the SEC, any underwriters or agents that are qualified market makers on the NYSE American may engage in passive market making transactions in the common stock on the NYSE American in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum consideration, discount or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the securities offered hereby will be passed upon by Ropes & Gray LLP, unless otherwise indicated in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of NovaBay appearing in its Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated in this prospectus by reference, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statement, and other information regarding issuers that file electronically with the SEC, which are available at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, without charge, at www.sec.gov.

We also maintain a website at http://www.novabay.com, through which you can access our SEC filings free of charge. The information set forth on our website is not incorporated into or otherwise part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. We incorporate by reference the following documents that have been filed with the SEC (other than information that has been “furnished” but not “filed” under the Exchange Act, including, but not limited to, information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 2, 2025;

●

our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 15, 2025, August 14, 2025 and November 7, 2025, respectively;

●

our Current Reports on Form 8-K, as filed with the SEC on January 10, 2025; January 22, 2025; January 23, 2025; February 4, 2025; March 11, 2025; April 22, 2025; August 19, 2025, August 26, 2025, October 9, 2025, October 20, 2025, October 21, 2025 and October 22, 2025; and

●	the description of our common stock provided in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 2, 2025.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus modifies or replaces such information. We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. Information in such future filings shall update and supplement the information provided in this prospectus as of the respective dates such information is filed. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at the following address:

NovaBay Pharmaceuticals, Inc.

2000 Powell Street, Suite 1550

Emeryville, CA 94608

(510) 899-8838

Attn: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered.

Amount
SEC registration fee		$30,620
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent, trustee and registrar fees and expenses		*
Printing and miscellaneous fees and expenses		*

Total	$	*

*	The fees are calculated based on the securities offered and the number of issuances and cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Under the Delaware General Corporation Law, no director will be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the duty of loyalty to the Registrant or the Registrant’s stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

●	for any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated bylaws provide that:

●	the Registrant is required to indemnify the Registrant’s directors and executive officers to the fullest extent not prohibited by Delaware law, subject to limited exceptions;

●	the Registrant may indemnify the Registrant’s other employees and agents as set forth in the Delaware General Corporation Law;

●

the Registrant is required to advance expenses to the Registrant’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

●	the rights conferred in the amended and restated bylaws are not exclusive.

The information provided above is a summary of relevant provisions of our amended and restated certificate of incorporation, amended and restated bylaws and certain provisions of the Delaware General Corporation Law. We urge you to read the full text of these documents, forms of which have been filed with the SEC, as well as the referenced provisions of the Delaware General Corporation Law because they are the legal documents and provisions that will govern matters of indemnification with respect to our directors and officers.

The Registrant has entered into indemnification agreements with each of the Registrant’s directors and executive officers that require the Registrant to indemnify these persons all direct and indirect costs of any type or nature whatsoever, including attorney’s fees, witness fees, and other out-of-pocket costs of whatever nature, incurred by the director or officer in any action or proceeding, whether actual, pending or threatened, subject to certain limitations, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Registrant or is or was serving or at any time serves at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The Registrant has purchased insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16. Exhibits

Exhibit Number
1.1*	Form of Underwriting Agreement
3.1

Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 10-K, as filed with the SEC on March 21, 2018 (SEC File No. 001-33678))

3.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the SEC on June 4, 2018 (SEC File No. 001-33678))

3.3

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the SEC on May 28, 2020 (SEC File No. 001-33678))

3.4

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the SEC on October 20, 2025 (SEC File No. 001-33678))

3.5	Bylaws of NovaBay Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, as filed with the SEC on June 29, 2010 (SEC File No. 001-33678))
3.6

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of NovaBay Pharmaceuticals, Inc. (incorporated by reference to exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on May 31, 2024

3.7

Certificate of Designation of Preferences, Rights and Limitations of the Series D Non-Voting Convertible Preferred Stock of NovaBay Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on August 19, 2025)

3.8

Certificate of Designation of Preferences, Rights and Limitations of the Series E Non-Voting Convertible Preferred Stock of NovaBay Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 22, 2025)

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4
4.2

Specimen Common Stock Certificate (incorporated by reference to the exhibit of the same description from the Registrant’s amendment to the registration statement of Form S-1 filed with the SEC on August 10, 2007 (SEC File No. 333-140714))

4.3*	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock
4.4	Form of Debt Indenture (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3, as filed with the SEC on March 29, 2012 (SEC File No. 333-180460))
4.5*	Form of Debt Securities
4.6*	Form of Common Stock Warrant Agreement and Warrant Certificate
4.7*	Form of Preferred Stock Warrant Agreement and Warrant Certificate
4.8*	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.9*	Form of Unit Agreement and Unit Certificate
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of WithumSmith+Brown, PC
23.2	Ropes & Gray LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)
25.1**	Statement of Eligibility of Trustee under the Debt Indenture
107	Filing Fee Table

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)(3)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on November 25, 2025.

NOVABAY PHARMACEUTICALS, INC.

/s/ Michael J. Kazley
Michael J. Kazley
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Michael J. Kazley and Justin M. Hall, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and to any additional registration statement to be filed under SEC Rule 462(b), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Kazley	Chief Executive Officer	November 25, 2025
Michael J. Kazley	(principal executive officer)

/s/ Tommy Law	Chief Financial Officer	November 25, 2025
Tommy Law	(principal financial officer)

/s/ Paul E. Freiman	Chairman	November 25, 2025
Paul E. Freiman

/s/ Swan Sit	Director	November 25, 2025
Swan Sit

/s/ Yenyou (Jeff) Zheng	Director	November 25, 2025
Yenyou (Jeff) Zheng